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                                                                    EXHIBIT 5(a)


                               [Letterhead of CNA]




                                 April 19, 1999





CNA Financial Corporation
CNA Plaza
Chicago, Illinois 60685

Ladies and Gentlemen:

         I am providing this opinion as Senior Vice President, Secretary and General Counsel of CNA Financial Corporation, a Delaware corporation (the"Company"), in connection with the preparation of the Registration Statement on Form S-3 (Reg. No. 333-69741) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of (i) unsecured senior debt securities, subordinated debt securities and subordinated junior debt securities (the "Debt Securities"), which may be issued pursuant to an Indenture, dated as of March 1, 1991, between the Company and The First National Bank of Chicago, as trustee, as supplemented by a supplemental indenture, dated as of October 15, 1993 (as so supplemented, the "Senior Indenture"), a Subordinated Indenture, as supplemented from time to time, between the Company and The First National Bank of Chicago, as trustee (as so supplemented, the "Subordinated Indenture") and a Junior Subordinated Indenture, as supplemented from time to time, between the Company and The First National Bank of Chicago, as trustee (as so supplemented, the "Junior Subordinated Indenture" and, together with the Senior Indenture and Subordinated Indenture, the "Indentures"); (ii) shares of preferred stock, no par value per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iii) shares of common stock of the Company, par value $2.50 per share (the "Common Stock"); (iv) warrants to purchase any of the foregoing Debt Securities, Preferred Stock, Common Stock or Depository Shares (the "Warrants"), (v) preferred securities of CNA Financial Capital I, CNA Financial Capital II and CNA Financial Capital III (the "CNA Capital Trusts"), (vi) purchase contracts ("Purchase Contracts") to purchase any of the Debt Securities, Common Stock, Preferred Stock, Depository Shares, Warrants and Preferred Securities ("Trust Preferred Securities") of the CNA Capital Trusts (collectively, the "Purchase Contract Securities") or (vii) purchase units ("Purchase Units"), each representing ownership of a Purchase Contract and any of (x) Debt Securities, (y) debt obligations of third parties, including treasury bonds or similar obligations of the U.S. and/or (z) Trust Preferred Securities, and (viii) guarantees of the Company of Trust Preferred Securities of the CNA Capital Trusts which may be issued pursuant to Guarantee Agreements (the "Guarantee Agreements") to be executed by the Company.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act.


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         On the basis of the foregoing I am of the opinion that:

         1. Assuming that the Indentures, any Debt Securities, and any Board Resolution (as defined in the applicable Indenture) or supplemental indenture with respect to the issuance of such Debt Securities have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) a Board Resolution or supplemental indenture in respect of the Debt Securities has been duly authorized, executed and delivered; (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the applicable Board Resolution or supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable Board Resolution or supplemental indenture relating to such Debt Securities, and duly issued, sold and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (x) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (y) upon exercise of any Warrants exercisable for Debt Securities or (z) as part of Purchase Units) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy,insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         2. Assuming that a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) the Deposit Agreement has been duly executed and delivered; (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the Preferred Stock has been duly and properly authorized for issuance and Articles of Amendment to the Articles of Incorporation of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed and accepted for record; (v) such shares of Preferred Stock have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vi) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

         3. Assuming that a Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) the Warrant Agreement has been duly executed and delivered; (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Warrants have been duly executed and



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countersigned in accordance with the Warrant Agreement relating to such
Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization,fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4. When (i) the Registration Statement has become effective under the Securities Act; (ii) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles of Amendment to the Articles of Incorporation of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed; and (iii) such shares of Preferred Stock have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

         5. When (i) the Registration Statement has become effective under the Securities Act; (ii) the shares of Common Stock have been duly and properly authorized for issuance; and (iii) the shares of Common Stock have been duly issued, sold and paid for as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (w) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (x) upon the exercise of any Warrants exercisable for Common Stock, (y) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock or (z) pursuant to Purchase Contracts), will be validly issued, fully paid and nonassessable.

         6. Assuming that a Purchase Contract Agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") and such Purchase Contracts have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) the Purchase Contract Agreement has been duly executed and delivered; (iii) the terms of the Purchase Contracts have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         7. Assuming that the Purchase Units, a Purchase Contract Agreement relating to the Purchase Contracts comprising a part of the Purchase Units and such Purchase Contracts have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) the Purchase Contract Agreement has been duly executed and delivered; (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or


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breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the terms of the collateral arrangements relating to such Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and the collateral has been deposited with the collateral agent in accordance with such arrangements; and (v) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         8. Assuming that the Guarantees have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) the applicable Guarantee Agreement has been duly executed and delivered, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Preferred Securities have been duly issued and delivered by the applicable CNA Capital Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.



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         This opinion is limited to the federal laws of the United States of
America and the State of New York and Delaware General Corporation Law. This opinion is limited in all respects to the laws and facts existing on the date hereof. I hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the reference to my name under the caption "Legal Matter" in the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation or quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                          Very truly yours,

                                          /s/ Jonathan D. Kantor


                                          Jonathan D. Kantor, Esq.
                                          Senior Vice President, Secretary
                                                 and General Counsel






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